EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80797, No. 33-90616, No. 333-06390, No. 333-06862
and No. 333-07226) of STMicroelectronics NV of our report dated January 25, 1999 relating to the financial statements, which appears on page 58 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the financial statement schedule, which appears in this Form 20-F.



PRICEWATERHOUSECOOPERS NV
Amsterdam, The Netherlands
June 25, 1999